Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report: May 12, 2009

EXPLORATIONS GROUP, INC.
(Name of Registrant as specified in its charter)

Delaware	000-49864	65-1089222
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

777 South Flagler Drive
Suite 800-West Tower
West Palm Beach, FL 33401
(561) 515-6113
(Address and telephone number of principal executive offices)

34 Fifteenth Street
Brooklyn, NY 11215
 (Previous address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 12, 2009, Robert E. McCann III was appointed Chief Executive Officer and President of the Registrant (the “Company”).  At the same time, David Coriaty resigned as President and was appointed as Executive Chairman of the Company.

Mr. McCann, age 41, recently served as Chairman and Chief Executive Officer of Revolution Forward Consulting Group, a business transformation consulting company, from January 2008 to May 2009. Prior to Revolution Forward Consulting Group, McCann worked on Wall Street in various capacities for 14 years as a series 7 licensed broker, a series 65 licensed Investment Advisor Representative, and a series 24 licensed General Securities Principal. Mr. McCann also served as a Board Member of a NASDAQ listed public company, in the access control and physical security industry in various capacities including service on the compensation, nominating and audit committees. Over the last decade, Mr. McCann has routinely been sought out to provide strategic advice concerning turnaround situations and new product integrations. Mr. McCann is also a member of the National Association of Corporate Directors and The Alternative Board.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 28, 2009

Explorations Group, Inc. /s/Robert McCann By: Robert McCann, CEO